EXHIBIT 4.2


                 RYLAND MORTGAGE SECURITIES CORPORATION


                   MORTGAGE PARTICIPATION SECURITIES


                             SERIES 1991-8






                               AMENDMENT

                                   TO

                            TRUST AGREEMENTS

                              Dated as of

                            October 1, 1996


                                 among


                 FINANCIAL ASSET SECURITIZATION, INC.,
       formerly known as Ryland Mortgage Securities Corporation,
                                         Depositor,

                     NORWEST BANK MINNESOTA, N.A.,
                as assignee of Ryland Mortgage Company,
                            Master Servicer,
                                  and

                         THE BANK OF NEW YORK,
                   as assignee of Sovran Bank, N.A.,
                                         Trustee


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                     AMENDMENT TO TRUST AGREEMENTS


         THIS AMENDMENT TO TRUST AGREEMENTS, dated as of October 1, 1996, is made by and among FINANCIAL ASSET SECURITIZATION, INC., a Virginia corporation (the "Depositor"), formerly known as Ryland Mortgage Securities Corporation, a Virginia corporation, as depositor, NORWEST BANK MINNESOTA, N.A., a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as assignee of Sovran Bank, N.A., as trustee, under the Pooling Trust Agreement and the Issuing Trust Agreement, each dated as of June 1, 1991, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee (the "Trust Agreements"), which Trust Agreements incorporate by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, March 1991 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreements unless otherwise defined herein.

                                RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the respective Trusts which are not covered by the Trust Agreements and which shall not be inconsistent with the provisions of the Trust Agreements; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreements as provided in this Amendment to Trust Agreements;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreements as follows:

                               AGREEMENT

         1. As it applies to the Securities issued pursuant to the Trust Agreements, Section 9.01 of the Standard Terms, as modified by the Trust Agreements, is further amended by adding the following new paragraph after the fifth paragraph in Section 9.01:

                  Notwithstanding any other provision of this Standard Terms to the contrary, the Master Servicer may, in connection with its election to make a Terminating Purchase, make the following additional election. If the certificates in physical form evidencing the Regular Securities and the Residual Securities issued by the Issuing Trust are surrendered to the Trustee (duly endorsed for transfer) no later than the second Business Day (the "Purchase Election Date") prior to the Distribution Date on which the Terminating Purchase is to be made (the

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
                  "Purchase Date"), the Master Servicer may elect to purchase all of the outstanding Regular Securities and the Residual Securities issued by the Issuing Trust (hereinafter, the "Securities")(in lieu of purchasing the Mortgage Loans) and to treat the Securities so purchased as remaining outstanding and having been purchased by the Master Servicer or its designee. In either event, the purchase price to be deposited in the Asset Proceeds Account shall be the Termination Price, as specified in this Section 9.01, and the Holders of the outstanding Securities shall be entitled to receive the distributions set forth in this Section 9.01. Any such further election to purchase the Securities and to treat such Securities as outstanding shall be made by the Master Servicer by written notice of such further election delivered to the Trustee no later than the Purchase Election Date. During the period after which the Trustee has given notice of the Terminating Purchase to the Securityholders and the Purchase Election Date, the Trustee shall use all reasonable efforts to obtain surrender of the certificates in physical form evidencing the Securities, together with such certificates or documents as may be required to be delivered by the transferor of a Security pursuant to
                  Section 5.03 of the Standard Terms. On the Purchase Date, if the Master Servicer has elected to purchase the outstanding Securities and upon receipt by the Trustee of such certificates, agreements and/or opinions as may be required by any transferor or transferee pursuant to Section 5.03 of the Standard Terms, the Trustee shall execute, and the Security Registrar shall authenticate and deliver, in the name of the Master Servicer or its designee, one or more new Regular Securities and Residual Securities of the Issuing Trust in an aggregate principal amount equal to the aggregate outstanding principal amount of the purchased Securities as of the date of purchase upon surrender of outstanding certificates evidencing the Securities, except to the extent that any of such Securities are in book entry form (in which case the transfer of such Securities shall be effected as provided in the Trust Agreement for the book-entry securities). In connection with the foregoing, and notwithstanding anything else to the contrary contained in this Section 9.01 or elsewhere in this Standard Terms or in the Trust Agreements, if the Master Servicer elects to purchase the Securities upon the surrender of the outstanding certificates in physical form evidencing the same, then (i) such purchase shall not result in the payment in full of, or the cessation of interest payments on, the Securities, (ii) neither the respective obligations and responsibilities of the parties under the Trust Agreements nor the Trusts shall terminate (notwithstanding the deposit of funds in respect of such purchase in the respective Asset Proceeds Account, the Section 3.11 Account or the Termination Account, as the case may be), (iii) the Mortgage Certificates shall be treated as remaining outstanding and the Trustee shall not release any of the Mortgage Certificates but shall retain such assets as assets of the Issuing Trust, (iv) the Trustee or the Custodian, as the case may be, shall not release any of the Mortgage Loan Files, but shall retain such assets as assets of the Pooling Trust, and (v) neither the Depositor nor the Trusts shall be deemed to have adopted a plan of liquidation pursuant to Section 9.02 of the Standard Terms.

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         2.       This Amendment to Trust Agreements may be executed in
two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         3. This Amendment to Trust Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.


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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the
Trustee have caused this Amendment to Trust Agreements to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of October, 1996.


                                FINANCIAL ASSET SECURITIZATION, INC.,
                                formerly known as Ryland Mortgage
                                Securities Corporation, as Depositor

                                By:  /s/ Jane M. Johnson
                                --------------------------
                                Name:  Jane M. Johnson
                                Title:  President


                                NORWEST BANK MINNESOTA, N.A.,
                                assignee of Ryland Mortgage Company, as
                                Master Servicer

                                By:  /s/ Michael L. Mayer
                                ----------------------------
                                Name:  Michael L. Mayer
                                Title:  Vice President


                                THE BANK OF NEW YORK, assignee of Sovran
                                Bank, N.A., not in its individual
                                capacity, but solely in its capacity as
                                Trustee under the Trust Agreements


                                By:  /s/ Jonathan S. Chayes
                                --------------------------------
                                Name:  Jonathan S. Chayes
                                Title:  Assistant Treasurer

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COMMONWEALTH OF VIRGINIA                         )
                                                 )  ss.
COUNTY OF HENRICO                                )


         The foregoing instrument was acknowledged before me in the County of Henrico, Virginia this 1st day of October, 1996, by Jane M. Johnson, President of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.



                                       /s/ Brenda G. Pega
                                       ---------------------
                                           Notary Public

My Commission expires:  9-30-98






STATE OF MARYLAND                                    )
                                                     )   ss.
CITY OF COLUMBIA                                     )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this 22nd day of October, 1996, by Michael L. Mayer, Vice President of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.


                                         /s/ Amanda G. Vitucci
                                         -------------------------
                                              Notary Public

My Commission expires:  2-26-98


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

STATE OF NEW YORK                                   )
                                                    )  ss.
CITY OF NEW YORK                                    )


         The foregoing instrument was acknowledged before me in the City of New York, New York this 25 day of October, 1996, by Jonathan S. Chayes, as Assistant Treasurer of The Bank of New York, a New York banking corporation, on behalf of the association.



                                         /s/ Marilyn O. Austin
                                         -------------------------
                                               Notary Public

My Commission expires:  1-18-98

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